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                                                                  EXHIBIT 10.14

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT is made as of this 29th day of August, 1997 (the "Effective Date") by and between SpectruMedix Corporation (the "Company") and Joseph K. Adlerstein ("Executive"). All capitalized terms not otherwise defined herein shall have the meanings attributed thereto in the Agreement.

         WHEREAS, on March 31, 1997, the Company and Executive entered into an employment agreement (the "Employment Agreement") pursuant to which Executive was to be employed by the Company as Chief Executive Officer, Treasurer and Secretary of the Company; and

         WHEREAS, on August 25, 1997, the Company elected Executive to the offices of Chief Executive Officer and President of the Company and removed Executive from the offices of Treasurer and Secretary;

         WHEREAS, the Company and Executive desire to amend Executive's Employment Agreement so as to add the office of President and remove the offices of Treasurer and Secretary.

         NOW, THEREFORE, the parties hereto agree as follows:

         A. Section 1 of the Employment Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

              1. TITLE. Executive shall serve as Chairman of the Board of Directors, Chief Executive Officer and President of the Company and shall in such capacity report directly to the Board of Directors of the Company (the "Board").

          B. Section 2 of the Employment Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

              2. DUTIES AND RESPONSIBILITIES. Executive hereby agrees to remain as Chief Executive Officer and President of the Company during the Employment Period and to perform in good faith and to the best of his ability all services which may be required of Executive in such position and to be available to render such services at all reasonable times and places in accordance with such reasonable directions and requests as the Board may from time to time reasonably specify. Executive shall, during the Employment Period, devote substantially all of his ability, energy and skill, and all of the time required, to the performance of his duties and responsibilities hereunder.








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              C. Except as expressly modified by this Amendment, the Employment
Agreement is hereby confirmed and ratified.

              D. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

              IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year written above.


                                            SPECTRUMEDIX CORPORATION


                                             /s/ Bernard Sonnenschein
                                             ---------------------------------
                                            Name:  Bernard Sonnenschein
                                            Title: Director



                                            /s/ Joseph K. Adlerstein
                                             ---------------------------------
                                            Joseph K. Adlerstein




















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